UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2005

FORMFACTOR, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50307	13-3711155

(Commission File Number)	(IRS Employer Identification No.)

7005 Southfront Road, Livermore, CA	94551

(Address of principal executive offices)	(Zip Code)

(925) 290-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On July 20, 2005, FormFactor, Inc. (the “Company”) entered into a Separation Agreement and General Release (the “Separation Agreement”) with its former Chief Operating Officer, Jens Meyerhoff, who left the Company effective as of July 15, 2005. Under the Separation Agreement, he will receive severance equal to $140,000, which represents six months of his base salary and is payable in the Company’s third quarter of its fiscal year 2005, and his 2005 target bonus in the amount of $238,000, which is payable in the Company’s first quarter of its fiscal year 2006, in each case less all applicable withholdings. In addition, he will receive six months vesting credit for his outstanding options to purchase the Company’s common stock. Mr. Meyerhoff has executed a general release and waiver of claims in favor of the Company, and continues to be bound by the Company’s Employment, Confidential Information and Invention Assignment Agreement. By its terms, Mr. Meyerhoff may revoke the Separation Agreement during the seven-day period following his execution thereof. A copy of the Separation Agreement is attached hereto as Exhibit 10.01.

Item 9.01. Financial Statements and Exhibits.

Exhibit
Number	Exhibit Title or Description
10.01	Separation Agreement and General Release with Jens Meyerhoff.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2005	FORMFACTOR, INC.
	By:	/s/ Stuart Lowell Merkadeau
Stuart Lowell Merkadeau
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit Title or Description
10.01	Separation Agreement and General Release with Jens Meyerhoff.